CUSIP 86269W 10 4

stratabase

STRATABASE, INC.

SEE REVERSE FOR
CERTAIN DEFINITIONS

INCORPORATED UNDER THE CANADA BUSINESS CORPORATIONS ACT

NUMBER

SHARES

COMMON STOCK

This certifies that

is the owner of

FULLY PAID AND NON-ASSESSABLE SHARES OF THE COMMON STOCK, NO PAR VALUE, OF
STRATABASE, INC.

(hereinafter called the "Corporation"), transferable on the books of the Corporation by the holder hereof in person or by duly authorized attorney, upon surrender of the Certificate properly endorsed. This certificate and the shares represented hereby are issued and shall be held subject to all the provisions of the Certificate of Incorporation, as amended, and the Bylaws of the Corporation, as amended (copies of which are on file at the office of the Transfer Agent), to all of which the holder of this Certificate by acceptance hereof assents. This Certificate is not valid unless countersigned and registered by the Transfer Agent and Registrar. Witness the facsimile seal of the Corporation and the facsimile signatures of its duly authorized officers.

DATE:

PRESIDENT

SECRETARY

STRATABASE, INC. CORPORATE SEAL CANADA

Countersigned:
SECURITIES TRANSFER CORPORATION
P.O. Box 701629
Dallas, Tx. 75370

By:

TRANSFER AGENT - AUTHORIZED SIGNATURE